Exhibit 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares, par value NIS 1.5 per share (including Ordinary Shares represented by American Depositary Shares (ADSs) at a ratio of one Ordinary Share per ADS, of CollPlant Biotechnologies Ltd., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G or Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 20, 2025.

Dated: October 20, 2025	Name:	/s/ Lillian S. Loewenbaum

Dated: October 20, 2025	Name:	/s/ George Walter Loewenbaum

Dated: October 20, 2025	Name:	/s/ Elizabeth Loewenbaum

Dated: October 20, 2025	The Loewenbaum 1992 Trust

By:	/s/ George Walter Loewenbaum
Name:	George Walter Loewenbaum
Title:	Trustee

By:	/s/ Lillian S. Loewenbaum
Name:	Lillian S. Loewenbaum
Title:	Trustee

Dated: October 20, 2025	The Waterproof Partnership, Ltd.

By:	/s/ George Walter Loewenbaum
Name:	George Walter Loewenbaum
Title:	General Partner

By:	/s/ Lillian S. Loewenbaum
Name:	Lillian S. Loewenbaum
Title:	General Partner

Dated: October 20, 2025	The Loewenbaum Residence Trust FBO Anna Loewenbaum

By:	/s/ George Walter Loewenbaum
Name:	George Walter Loewenbaum
Title:	Trustee

By:	/s/ Lillian S. Loewenbaum
Name:	Lillian S. Loewenbaum
Title:	Trustee

Dated: October 20, 2025	The Elizabeth Scott Loewenbaum 1992 Trust

By:	/s/ George Walter Loewenbaum
Name:	George Walter Loewenbaum
Title:	Trustee

By:	/s/ Lillian S. Loewenbaum
Name:	Lillian S. Loewenbaum
Title:	Trustee

Dated: October 20, 2025	Name:	/s/ Patrick Chalmers

Dated: October 20, 2025	Name:	/s/ Reginald J. Hargrove

Dated: October 20, 2025	Name:	/s/ Nachum Shamir